PRESS RELEASE

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Investors	Media
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FOAMEX NAMES DAVID J. PRILUTSKI CHIEF OPERATING OFFICER

LINWOOD, PA – April 7, 2008 - Foamex International Inc. (OTC: FMXL) today announced that David J. Prilutski has been named Executive Vice President and Chief Operating Officer, effective April 7, 2008, reporting to Jack Johnson, President and Chief Executive Officer of Foamex.

Commenting on the hiring of Mr. Prilutski, Jack Johnson, President and Chief Executive Officer of Foamex, said: “We are indeed fortunate to bring a strong, proven leader of Dave’s caliber to our organization at a time in which we are implementing and executing our growth strategy. Dave’s depth of industry knowledge, international experience, versatile operations background, and demonstrated ability to create high performance, team-based work environments will bring great value to Foamex. Dave is no stranger to many of us here who remember him from the year 2000, where he served as Senior Vice-President and Acting Chief Financial Officer. I am excited about Dave’s return to Foamex as I know he will only further strengthen the talented Foamex senior leadership team we have assembled.”

Mr. Prilutski, 54, joins Foamex after a more than two decade career with LyondellBasell and predecessor companies. From 2006 to 2008, he served as President of Lyondell Europe, a $5 billion chemicals business, where he had overall responsibility for the European region plus global P&L responsibility for Lyondell’s styrene and isocyanate (TDI) businesses with global sales of approximately $2.5 billion. From 2000 to 2003, Mr. Prilutski held the position of Vice President, Supply Chain, in which he had global responsibility for logistics, procurement, customer support, warehousing, inventory management systems and distribution. From 2000 to 2003, Mr. Prilutski held the position of Director, Research and Development, for Lyondell, where he was responsible for process and product research and development for Lyondell’s chemicals businesses. From January 2000 to July 2000, Mr. Prilutski served as Senior Vice President and Acting Chief Financial Officer of Foamex as part of a potential going private transaction. He left Foamex to rejoin Lyondell when the transaction did not close. Earlier in his career, Mr. Prilutski held a number of varied assignments and roles of increasing responsibility with Arco Chemical Company, a predecessor to Lyondell, in marketing, sales, strategic planning, finance, research and development, manufacturing and engineering disciplines.

Mr. Prilutski received an M.B.A. from Drexel University and a B.S. in chemical engineering from the University of Delaware.

About Foamex International Inc.

Foamex, headquartered in Linwood, PA, is a leading producer of polyurethane foam-based solutions and specialty comfort products. The Company services the bedding, furniture, carpet cushion and automotive markets and also manufactures high-performance polymers for diverse applications in the industrial, aerospace, defense, electronics and computer industries. For more information visit the Foamex web site at www.foamex.com.

Forward-Looking Statements

This press release contains, and oral statements made from time to time by representatives of the Company may contain, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, without limitation, future operating results, operating efficiencies, future market prices and margins, future energy costs, future government and legislative action, future cost savings, future benefit costs, the Company's liquidity and ability to finance its operations, and other statements that are not historical facts that involve certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated. Additional information that could cause actual results to vary materially from the results anticipated may be found in the Company's most recent Form 10-K and other reports filed with the Securities and Exchange Commission. Readers should be aware that any forward-looking statement made in this press release or elsewhere by the Company speaks only as of the date on which it is made, and the Company disclaims any obligation or intent to update any of the factors listed above or forward-looking statements.

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